GENERAL SECURITY AGREEMENT

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For value given by FIVE STAR BANK (“Bank”), a New York banking corporation with an office and principal place of business located at 55 North Main Street, Warsaw, New York 14569, and Leatherstocking pipeline Company, LLC, a Pennsylvania limited liability company with an address of 330 West William Street, Corning, New York 14830 (“Pledgor” or “Debtor”) hereby agrees as follows:

1.                  The term “Indebtedness” means any and all monetary obligations of Pledgor or Leatherstocking Gas Company, LLC (“Company”) to Bank, whether now existing or hereafter arising, direct or contingent, whether represented by a note, other instrument, guaranty of the obligations of another Entity to Bank, other agreement or otherwise, including all extensions and renewals thereof, together with any obligations for taxes and/or insurance advanced by Bank on Pledgor’s behalf, and whether from time to time reduced or fully extinguished and thereafter reincurred.

The term “Entity” means any person, partnership, corporation, joint venture, governmental agency or business association of any kind.

The term “Guarantor” means any Entity, if any, which guarantees to Bank payment of all or any part of the Indebtedness. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the New York State Uniform Commercial Code, as amended from time to time (“UCC”).

2.                  To secure payment of the Indebtedness, and performance of all obligations of Pledgor and/or Company to Bank, whenever arising, Pledgor hereby grants to Bank a security interest in the items detailed on the attached Exhibit “A”, together with all proceeds and products of the following, whether now owned or hereafter acquired (the “Collateral”).

3.                  Pledgor represents and warrants to Bank as follows:

a.                   The address of its principal place of business is:

330 West William Street, Corning, New York 14830 .

b.                  All Collateral is and shall be located in New York State except as previously described to Bank in writing by Pledgor. Pledgor will promptly notify Bank in writing at any time that any Collateral is located anywhere other than in New York State or in the locations previously described to Bank in writing by Pledgor.

c.                   Pledgor is the owner of the Collateral free and clear of any other security interests, liens or encumbrances (voluntary or involuntary) of any nature or kind.

d.                  Pledgors execution of this Agreement has been authorized by all necessary action of the limited liability company and its members and managers. Pledgor’s execution of this Security Agreement and performance of its obligations hereunder does not contravene or violate any agreement, law or regulation which binds Pledgor, and if Pledgor is a corporation, its Certificate of Incorporation as amended from time to time or By-Laws, and if Pledgor is a partnership, its Partnership Agreement as amended from time to time; if Pledgor is a limited liability company, its Operating Agreement.

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e.                   No representation or warranty made by Pledgor, if any, to Bank at any time in any agreement is untrue or incorrect as of the date this Security Agreement was executed. All other information furnished to Bank at any time, including Pledgor’s and Company’s if any, most recent financial statements is accurate and complete in all material respects.

f.                   All Pledgor’s Accounts arose from bona fide outright sales of goods or services and are valid obligations of the Account debtor without offset, defense or counterclaim. None of Pledgor’s Accounts are or will be subject to any security interest, lien or assignment except for security interests in favor of Bank.

g.                   All Pledgor’s Fixtures are located at and/or attached to the real properties previously described to Bank in writing by Pledgor.

h.                  Pledgor has paid and is current on all tax obligations including but not limited to income tax, sales tax, and real property tax.

i.                    There are no pending or threatened lawsuits, court actions, proceedings or arbitrations against Pledgor.

j.                    Pledgor is not in default under the terms or provisions of any other loan arrangement, loan financing, contractual relationship or agreement.

4.                  Pledgor agrees that until the Indebtedness is paid in full, and Pledgor and Company no longer have any rights to borrow under any Agreement with Bank, Pledgor will:

a.                   Maintain all records, ledgers sheets, correspondence and documents and other writings relating to the Collateral at Pledgor’s principal place of business. Bank shall at all times have reasonable access to and the right to inspect and/or audit Pledgor’s books and records, inspect, confirm and verify the Collateral and do whatever else Bank deems appropriate to protect its interests in the Collateral.

b.                  Upon demand, provide Bank with a list of the Collateral, with locations and current values and a list of Accounts, with agings and addresses of the Account debtors.

c.                   Defend the Collateral against all claims and demands of any Entity claiming any interest thereon.

d.                  Immediately notify Bank in writing of any change in its name, address or any material damage to any Collateral.

e.                   Keep the Collateral fully insured at its own expense with insurance companies acceptable to Bank, against loss by fire, explosion and other causes ordinarily included within the term “extended coverage” in amounts satisfactory to Bank and sufficient to prevent Pledgor from becoming a co insurer within the terms of the insurance policies. Pledgor will also maintain insurance from all other hazards and risks commonly insured against by companies engaged in a similar business. The insurance covering the Collateral shall name Bank as an additional insured, secured party and loss payee, and the insurance company shall agree to give Bank thirty days prior written notice of any cancellation or reduction in coverage. Pledgor will provide Bank with Certificates of insurance showing such designations and agreement concerning notice of cancellation and on demand, the originals of all insurance policies. Pledgor will promptly provide Certificates of insurance satisfactory to Bank for all renewals of the policies.

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In the event any Collateral is lost or destroyed, Pledgor will promptly remit, for application to the Indebtedness (whether or not the Indebtedness has been accelerated, demanded or is otherwise then due) all insurance proceeds received by Pledgor in connection with the damage to or destruction of any Collateral. Bank may prosecute and settle all insurance claims relating to the Collateral, and may endorse Pledgor’s name on any insurance checks and drafts whether or not the Indebtedness has been accelerated, demanded or is otherwise then due. Bank may apply any insurance proceeds received by it to any part of the Indebtedness as it sees fit.

f.                   Except for either sales of inventory in the ordinary course of business, or liens previously disclosed to Pledgor in writing and accepted by Bank, Pledgor will not sell, assign, pledge or in any way encumber any Collateral whether now owned or hereafter acquired. Pledgor will not acquire or finance any property subject to a purchase money security interest.

g.                   Comply with all terms and conditions of any lease covering any premises where any Collateral is located. Pledgor will comply with all laws, rules and regulations relating to its business.

h.                  Except as previously described to Bank in writing, Pledgor will not allow any personal property to become a fixture at any other real property without prior written notice to Bank, and Bank’s prior written consent. Pledgor will cause all owners, landlords and mortgagees of any real property at which Fixtures are or may be located to give their written consent to Bank’s security interest in Fixtures.

i.                    Furnish to Bank such financial statements as Bank shall from time to time request, including if requested by Bank annual audited financial statements. Pledgor shall at all times maintain and keep complete and accurate books and records maintained in accordance with generally accepted accounting principles consistently applied.

j.                    Keep the Collateral in good workmanlike condition.

k.                  Notify the Bank of any current or imminent material adverse change or deterioration of the Pledgor’s financial condition.

l.                    Pledgor will not change its name or organizational structure or place of business or formation without prior written Bank consent.

5.                  Bank may file financing statements to perfect its security interest in the Collateral without Pledgor’s signature including financing statements filed to perfect the Bank’s lien position under revised Article 9 of the UCC. Pledgor will deliver physical possession of all instruments currently existing to Bank, and upon Pledgor’s receipt, all instruments hereafter acquired by Pledgor. Upon demand, Pledgor will deliver physical possession of all Chattel Paper and Documents to Bank. Pledgor will not accept prepayments on any instruments or Chattel Paper without Bank’s prior written consent. Pledgor will execute all documents necessary to cause Bank’s security interest to be noted as a first lien on all Certificates of Title for vehicles now or hereafter owned by Pledgor. All such Certificates of Title will be delivered by Pledgor to Bank.

6.                  Pledgor will pay promptly when due all taxes and assessments upon the Collateral. Pledgor authorizes Bank to and Bank may, at its option, (but shall not be obligated to) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, and may pay for insurance on the Collateral, and may pay for maintenance and preservation of the Collateral. If Pledgor fails to do anything which it undertakes to do under this Security Agreement, Bank may do the same, but shall not be obligated to take any action. Pledgor agrees to reimburse Bank on demand for any reasonable attorneys fees or other costs of collection or costs incurred by Bank as described above, pursuant to the foregoing authorization, together with interest thereon payable at the highest rate allowed by law, and all sums so paid shall be secured by the security interest created in this Security Agreement.

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7.                  Upon the occurrence of any of the following, Pledgor shall be in default under this Security Agreement. If the term “Indebtedness” includes monetary obligations of Company to Bank, then all references to “Pledgor” in the default clauses below shall be deemed to be followed by the words “and/or Company,” or the appropriate variation thereof. References to “Guarantor” shall be deemed to be followed by the words “if any.”

a.                   Pledgor’s failure to make any payment to Bank on the Indebtedness when due.

b.                  Pledgor’s and/or any Guarantor’s failure to perform any obligation under any agreement or loan documents entered into at any time by them or any of them in favor of Bank (“Agreement”).

c.                   Pledgor’s failure (or the failure of any Pledgor, if more than one Pledgor signed this Note) or of any other person or entity liable to Bank for payment of the indebtedness evidenced by this Note (“Guarantor”), to perform or comply with any term or provisions or covenant under any other loan documents executed by Pledgor or Guarantors in favor of Bank.

d.                  Falsity of any representation or warranty contained in any loan document executed by Pledgor in favor of the Bank.

e.                   Entry of a judgment and/or filing of a federal tax lien against Pledgor and/or against any Guarantor.

f.                   Commencement of a bankruptcy proceeding or an assignment for the benefit of creditors by or against Pledgor and/or by or against any Guarantor.

g.                   The dissolution, merger, consolidation or failure of Pledgor to maintain itself as a limited liability company in good standing.

h.                  The making by Pledgor and/or by any Guarantor of a bulk sale or other disposition of substantially all of its respective assets.

i.                    Insolvency (in the form of a negative net worth as defined under generally accepted accounting principles) of Pledgor and/or of any Guarantor.

j.                    Bank receives notice from any Guarantor of the discontinuance of his liability to Bank.

k.                  Discontinuance of Pledgor’s business and/or of any corporate Guarantor’s business.

l.                    Repossession of or the appointment of a receiver or custodian for any property of Pledgor and/or of any Guarantor.

m.                The occurrence of a material adverse change or deterioration in the financial condition of the Pledgor.

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8.                  Upon the occurrence of a default under this Security Agreement all of the indebtedness shall, at Bank’s sole option, become immediately due and payable without notice, presentment, demand or protest of any kind, all of which are hereby waived by Pledgor. Upon the occurrence of a default under this Security Agreement, Pledgor shall have all the rights and remedies provided herein, and under the UCC and under any other laws, including but not limited to the following:

a.                   Bank shall have all collection rights of a secured party under the UCC.

b.                  Bank may peaceably by its own means, or with judicial assistance enter any premises where Collateral is located, and take possession of the Collateral or render it unusable or dispose of the Collateral on such premises. Pledgor agrees that Bank may use any real property owned, leased or otherwise possessed by Pledgor rent free, to allow Bank to enforce its rights in Collateral. Pledgor will not resist or interfere with such action.

c.                   Bank may require Pledgor to assemble all or a part of the Collateral and make it available to Bank at any place designated in a notice sent to Pledgor.

d.                  Pledgor hereby agrees that any requirement of the UCC for reasonable notice shall be met if notice is given at least ten (10) days (i) prior to public sale or disposition or (ii) prior to the date after which private sale or disposition will be made. No notification shall be required to be sent to Pledgor with regards to Bank’s disposition of Collateral which is perishable, or which threatens to decline speedily in value or for which notice of disposition is not otherwise required under the UCC. Bank may bid any amount it wishes or become a purchaser at any public sale. Pledgor shall remain liable for any deficiency.

e.                   Bank’s reasonable attorneys’ fees and legal expenses in exercising any of its rights and remedies upon default shall become part of Bank’s reasonable expenses of retaking, holding, preparing for sale and the like.

f.                   Pledgor shall make available to Bank such employees or agents as are necessary to assist Bank in enforcing its rights in the Collateral.

g.                   With regards to Accounts, Bank shall have the following additional rights:

i.	To enforce, settle, or compromise payment of any Account;
ii.	To release in whole or in part, any amounts owing on Accounts;
iii.	To prosecute any action or proceeding with respect to Accounts in Bank’s name or in the name of Pledgor;
iv.	To extend the time of payment of any or all Accounts;
v.	To make allowances and adjustments with respect to Accounts;
vi.	To issue credit in Pledgor’s or Bank’s name;
vii.	To sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise or other property held by Bank or by Pledgor for Bank’s account, at public or private sale, for cash, upon credit or otherwise, at Bank’s sole option and discretion;
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viii.	To remove from any place any and all documents, instruments, files and records relating to the Accounts, and to permit Bank’s use of, without cost or expense, such of Pledgor’s personnel, supplies and space at the premises as may be reasonably necessary to properly administer and control the Accounts, or the handling of collection thereon;
ix.	To receive, open and dispose of all mail addressed to Pledgor and to notify postal authorities to change the address of delivery thereof to such address as Bank may designate;
x.	To notify debtors to make payment directly to Bank; and,
xi.	To require a Lockbox arrangement be implemented with respect to the Accounts.

h.                  To endorse and cash checks in its own name or in Pledgor’s name, pursuant to an irrevocable power of attorney which it hereby grants to Bank.

i.                    With regard to the instruments and Chattel Paper, Bank shall have the following additional rights:

i.	To direct makers, endorsers or guarantors to make payments directly to Bank;
ii.	To sue the makers, endorsers and guarantors in Bank’s name or Pledgor’s name;
iii.	To discount any of the instruments and Chattel Paper; and,
iv.	To compromise amounts due under the instruments and Chattel Paper.

j.                    As security for the Note, and any renewal or extension thereof, and for all other obligations, direct or contingent, of Pledgor to Bank, now due or to become due whether now existing or hereafter arising, (the Note and such other obligations being herein referred to as the “Obligations”), Pledgor gives Bank a security interest in all funds, deposits and other property, and the proceeds thereof, now or hereafter in the possession or control of Bank for the account of Pledgor (the “Deposits”). Bank may at its option and at any time(s), with or without notice to Pledgor, set off or realize upon any and all Deposits, and apply them to the payment or reduction of all or any of the Obligations (whether or not then due), in such manner as Bank may determine, in its sole discretion. Bank shall not be obligated to assert or enforce any rights under this paragraph or to take any action in reference thereto, and Bank may in its discretion at any time(s) relinquish its rights under this paragraph as to a particular Deposit without thereby affecting or invalidating its rights as to any other Deposit. The Bank’s right of setoff applies to all accounts and deposits held at the Bank and any other bank owned by Financial Institutions Inc.

9.                  No remedy conferred herein, by law, under this Security Agreement, or any other agreement, or otherwise is intended to be an exclusive remedy. All Bank’s remedies are cumulative. Failure by Bank to exercise any right, remedy or option under this Security Agreement or under any other agreement, or delay by Bank in exercising the same, shall not operate as a waiver thereof. No waiver by Bank will be effective unless it is confirmed in writing and then only to the extent specifically stated. To the extent that the indebtedness is now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Entity, Bank shall have the right in its sole discretion, to determine which rights, securities, liens, security interests or remedies Bank shall at any time pursue, relinquish, subordinate or modify, or take any action with respect thereto without in any way modifying or affecting any of Bank’s rights hereunder.

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10.              Pledgor shall pay all Bank’s reasonable attorneys’ fees incurred and to be incurred in enforcing and collecting the Indebtedness and in enforcing Bank’s rights in Collateral (including but not limited to any proceedings brought under the Bankruptcy Code).

11.              All rights of Bank under this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of Pledgor shall bind its successors and assigns, legal representatives, heirs and distributees.

12.              This Security Agreement is governed by New York law. PLEDGOR WAIVES THE RIGHT TO A JURY TRIAL IN ANY LITIGATION OF ANY NATURE OR KIND IN WHICH PLEDGOR AND BANK ARE BOTH PARTIES. Any litigation involving this Security Agreement shall, at Bank’s option, be triable only in a court located in Wyoming County, New York. Pledgor waives the right to require Bank to post a bond or undertaking in any action, including an action commenced under CPLR Article 71. Pledgor acknowledges that it has transacted business in New York State with regard to this Security Agreement.

13.              Pledgor’s execution of this Security Agreement does not modify, terminate or impair Bank’s rights or Pledgor’s obligations under existing Security Agreements, if any, previously executed and delivered to Bank by Pledgor. All such Security Agreements and any financing statements filed in connection with those Security Agreements remain in full force and effect. All existing UCC 1 financing statements filed against Pledgor by Bank in any public office, if any, shall also relate to the security interest created in this Security Agreement, even though Bank intends to file additional UCC 1 financing statements. The future execution and delivery by Pledgor of a Security Agreement in favor of Bank shall not modify, impair or terminate Bank’s rights or Pledgor’s obligations under this Security Agreement.

14.              This Security Agreement may not be modified or terminated orally. Wherever used in this Security Agreement, neutral pronouns shall include the masculine and feminine gender as appropriate in the context, and singular terms (such as “Pledgor”) shall be deemed in the plural where appropriate.

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Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.

IN WITNESS WHEREOF, Pledgor has executed and unconditionally delivered this Security Agreement to Bank on July 11, 2016.

Pledgor Name: Leatherstocking PIpeLINE Company, LLC

Signature: /s/Joseph P. Mirabito

Print Name and Title: Joseph P. Mirabito, Manager

Witness:/s/Jeffrey S. Pilarchik, Notary Public

Name, Title: Jeffrey S. Pilarchik, Notary Public

JEFFREY S. PILARCHIK

POTARY PUBLIC-STATE OF NEW YORK

No. 01P16117940

Qualified in Tioga County

My Commission Expires November 01, 2016

Signature: /s/Michael I. German

Print Name and Title: Michael I. German, Manager

Witness:/s/Jeffrey S. Pilarchik, Notary Public

Name, Title: Jeffrey S. Pilarchik, Notary Public

JEFFREY S. PILARCHIK

NOTARY PUBLIC-STATE OF NEW YORK

No. 01P16117940

Qualified in Tioga County

My Commission Expires November 01, 2016

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EXHIBIT “A”

General

Any and all personal property, including, but not limited to:

All equipment of Debtor, whether now owned or hereafter acquired, wherever located, including, but not limited to all present and future machinery, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts and tools, and the goods described in any equipment schedule or list herewith or hereafter furnished to secured party by Debtor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor’s equipment) together with all substitutions and replacements for and products of, any of the foregoing property not constituting consumer goods, and together with all insurance and/or other proceeds of any type of the foregoing property and in the case of all tangible collateral, together with all accessions and, except in the case of consumer goods, together with (i) all accessories, attachments, parts, equipment, and repairs now or hereafter attached or affixed to, or used in connection with, any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, and all now and hereafter existing books and records (in whatever form maintained) relating to the foregoing.

All accounts receivable, contract rights, and each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of the Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account Debtor or other obligor obligated to make any such payment or against any of the property of such Debtor or other obligor; all, including, but not limited to all present and future debt instruments, chattel paper, including all electronic chattel paper, accounts, loans, and obligations receivable and tax refunds, together with the proceeds of any and all of the foregoing property, and all now and hereafter existing books and records (in whatever form maintained) relating to the foregoing.

All inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all raw materials and work in process, finished goods, and materials used or consumed in the manufacture or production of inventory, (ii) goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by the Debtor), and all accessions thereto, proceeds and products thereof and documents therefore (any and all such inventory, accessions, products and documents being the “inventory”), and all books and records (in whatever form maintained) relating to any of the foregoing described collateral.

All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, copyrights, trademarks, trade secrets, good will, tradenames, customer lists, permits and franchises, the right to use Debtor’s name, and tax refunds.

All chattel paper related to any personal property and any and all replacements, substitutions and proceeds related to any personal property.

All underground piping now or hereafter owned by Debtor including but not limited to the chattel paper, proceeds and substitutions thereof.